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Exhibit 10.35
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Duplicate Original No. _________

                                             June 12, 1996



Ms. Lucy A. Flynn
371 Main St.
Winchester, MA  01890

Dear Lucy:

        This letter sets forth the details of your continued employment with Wang Laboratories, Inc. ("Wang" or the "Company") and supersedes and cancels any prior employment agreements and/or arrangements you may have entered into with Wang except for Wang's Standard Employment Agreement signed by you on March 29, 1996, and attached hereto as Attachment 1. The Company agrees to employ you, and you agree to remain in the employ of the Company, upon the following terms and conditions.

1.      POSITION
        --------

        You will be employed as a Senior Vice President, Corporate Communications, of Wang, effective as of June 15, 1996 ("Transition Date "). Until such Transition Date, you will continue to be employed under the terms of the offer of employment letter signed by you on March 29, 1996.

2.      TERM
        ----

        The terms and conditions of this letter will cover a two (2)-year period beginning as of the Transition Date, unless otherwise terminated as provided in paragraph 4, below, in which case you shall be entitled to the salary and benefits described in paragraph 4.

3.      COMPENSATION AND BENEFITS; EMPLOYMENT STATUS
        --------------------------------------------

    (a) YEARLY PAYMENTS
        ---------------

        Your initial yearly base salary will be $145,000 (payable semi-monthly) and you will be eligible as of July 1, 1996 to participate in an annualized fiscal year bonus plan targeted at 30% of your base salary, depending on your performance against the objectives specified in the plan. Your salary and bonus will be reviewed yearly for possible upward adjustments at the discretion of the Company.

    (b) STOCK INCENTIVES
        ----------------

        Subject to final approval by the Organization, Compensation and Nominating Committee (the "Committee") of the Board of Directors of Wang, you will be eligible to participate in the Company's Employees' Stock Incentive Plan initially with a grant


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of 15,000 options for Wang Common Stock, which options shall vest in equal installments over a three (3)-year period, the first installment vesting on the one (1)-year anniversary of your Transition Date, and the second and third installments on each anniversary year thereafter. The exercise price for such options will be based on the fair market value on the day the grant is approved by the Committee or on your Transition Date, whichever is later. On an ongoing basis you will be eligible to participate in the Company's Employees' Stock Incentive Plan at a level consistent with your position, the program's terms and conditions and your performance, subject to the approval of the Committee. Upon any Sale or Merger of the Company, any unexercised rights under your option contract(s) will become exercisable under the terms and conditions contained in the applicable Employees' Stock Incentive Plan.

    (c) OTHER PROVISIONS
        ----------------

        (i) The Company will provide health, dental and disability coverage to you in accordance with existing Company plans available to all employees generally. You are eligible to participate in Wang's Retirement Savings Plan effective as of your Transition Date. The Company will provide term life insurance to you based on your insurability in the amount of five times your base salary plus target bonus (30% of base salary) compensation. You will also receive the Company's standard vacation, sick time and personal holiday benefits.

        (ii) Your eligibility for future salary increases, bonuses and stock incentives, and initial and future benefits shall be pursuant to the same terms and conditions as those applicable to other similarly situated employees of the Company. You will also be eligible for all other perquisites that are or may be made available to other similarly situated employees of the Company from time to time.

        (iii) During your employment, the Company will pay you a monthly automobile allowance of $585.00 per month. In connection therewith, you may elect one of two options:

        Option 1:      Wang will pay the automobile insurance premium for one
                       automobile if the automobile is leased through the Wang automobile lease program.

        Option 2:      You may lease or buy an automobile in your own personal
                       name (and not through the Wang automobile lease program), in which case Wang will not pay the automobile insurance premium in connection with such an arrangement.

        (iv) During your employment, the Company will also reimburse you, at regular intervals and in accordance with Company policy, for all business travel, telephone and out-of-pocket expenses incurred by you in the performance of your duties as an employee of the Company.


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        (v) At the end of the two (2)-year period described in this letter, your employment status will be at-will, meaning that your employment at Wang will be for an indefinite period of time and will be terminable at any time, with or without cause being shown, by either you or the Company. Therefore, unless this Agreement is extended in writing, the terms and conditions contained in paragraph 4 of this offer letter will conclude at the end of this two (2)-year period and the original, unmodified terms of paragraph 6 of the enclosed, presently modified standard Wang Employment Agreement, will be in full force and effect. All other terms and conditions of this offer letter will remain in effect after the two (2)-year period, subject to Wang's right to review them and make adjustments as appropriate. Wang agrees to meet with you to discuss the extension of this Agreement in writing and on mutually acceptable terms not earlier than nine (9) to twelve (12) months prior to the expiration of the two
(2)-year period described in this letter.

4.      TERMINATION/SEVERANCE COMPENSATION AND BENEFITS
        -----------------------------------------------

        In the event that your employment with the Company is involuntarily terminated other than "for cause" (a term which includes but is not limited to the standards set forth in Wang's Standards of Ethics and Business Conduct booklet) or because of your death or substantial inability to work, Wang will pay you, semi-monthly, a twelve (12)-month salary continuance equal to your then base salary plus the target contained in your bonus plan. During this twelve
(12)-month salary continuance period, Wang will also continue to make available health and dental (but no other) benefits to you at no cost.

        In the event you become employed at any time during the twelve
(12)-month salary continuance period, all remaining salary continuance payments (and health and dental insurance coverage premium payments) shall terminate as of your date of hire by your new employer, except to the extent that the total annual compensation for your new employment is less than the total of your remaining salary continuance payments and, in such event, the Company shall only pay that amount equal to the difference.

5.      NO CONFLICTS OF INTEREST
        ------------------------

        By signing this letter, you represent that you are not subject to any restrictions, particularly, but without limitation, in connection with any previous employment, which prevent you from entering into and performing your obligations under this letter or which materially and adversely affect (or may in the future, so far as you can reasonably foresee, materially and adversely affect), your right to participate in the affairs of the Company.


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6.      STANDARDS OF ETHICS AND BUSINESS CONDUCT
        ----------------------------------------

        You will continue to be required to comply with Wang's Standards of Ethics and Business Conduct.

7.      CONFIDENTIALITY
        ---------------

        By our signatures below, we agree to treat the details of this letter with utmost confidentiality and that we will not disclose them to any third parties except your immediate family, our respective financial and/or legal advisors, and such Wang personnel and/or agents as have a need to know this information for business purposes and as may otherwise be required by law.

                                        Sincerely,


                                        /s/ Joseph M. Tucci
                                        -------------------------------------
                                        Joseph M. Tucci
                                        Chairman and Chief Executive Officer



Enclosure:     Standard Employment Agreement (as presently modified)


ACCEPTED AND AGREED TO:


      /s/ Lucy A. Flynn                                   6/12/96
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Name:       Lucy A. Flynn                                 Date




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